EXHIBIT 3(d): By-laws of the Company adopted February 12, 2000.

                             BYLAWS
                               OF
                     Marine Jet Technology Corp.

                            ARTICLE I

                          STOCKHOLDERS

     Section 1.01 Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date and at such time as designated from time to time for the purpose or electing directors of the corporation and to transact all
business  as  may  properly  come before  the  meeting.   If  the
election of the directors is not held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the president shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

     Section 1.02 Special Meeting. Special meetings of the stockholders may be called by the president or the Board of Directors and shall be called by the president at the written request of the holders of not less than 51% of the issued and outstanding voting shares of the capital stock of the corporation. All business lawfully to be transacted by the stockholders may be transacted at any special meeting or at any adjournment thereof. However, no business shall be acted upon at a special meeting except that referred to in the notice calling the meeting, unless all of the outstanding capital stock of the corporation is represented either in person or in proxy. Where all of the capital stock is represented, any lawful business may be transacted and the meeting shall be valid for all purposes.

     Section 1.03 Place of Meetings. Any meeting of the stockholders of the corporation may be held at its principal office in the State of Nevada or at such other place in or out of the United States as the Board of Directors may designate. A waiver of notice signed by the Stockholders entitled to vote may designate any place for the holding of the meeting.

     Section 1.04   Notice of Meetings.

     (a) The secretary shall sign and deliver to all stockholders of record written or printed notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting; which notice shall state the place, date, and time of the meeting, the general nature of the business to be transacted, and, in the case of any meeting at which directors are to be elected, the names of the nominees, if any, to be presented for election.

     (b) In the case of any meeting, any proper business may be presented for action, except the following items shall be valid only if the general nature of the proposal is stated
           in the notice or written waiver of notice:

       (1) Action with respect to any contract or transaction between the corporation and one or more of its directors or officers or another firm, association, or corporation in which one
            of its directors or officers has a material financial interest;

       (2)  Adoption of amendments to the Articles of Incorporation;

       (3) Action with respect to the merger, consolidation, reorganization, partial or complete liquidation, or dissolution of the corporation.

     (c) The notice shall be personally delivered or mailed by first class mail to each stockholder of record at the last known address thereof, as the same appears on the books of the corporation, and giving of such notice shall be deemed delivered the date the same is deposited in the United
State
          mail, postage prepaid. If the address of any stockholders does not appear upon the books of the corporation, it will be sufficient to address such notice to such stockholder at the principal office of the corporation.

     (d) The written certificate of the person calling any meeting, duly sworn, setting forth the substance of the notice, the time and place the notice was mailed or personally delivered
          to the stockholders, and the addresses to which the notice was mailed shall be prima facie evidence of the manner and the fact of giving such notice.

     Section 1.05 Waiver of Notice. If all of the stockholders of the corporation waive notice of a meeting, no notice shall be required, and, whenever all stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

     Section 1.06   Determination of Stockholders of Record..

     (a) The Board of Directors may at any time fix a future date as a record date for the determination of the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any
          rights or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days nor less than ten (10)
          days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise their rights,
          as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     (b)  If no record date is fixed by the Board of Directors, then
          (I) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived at the close of business on the next day preceding the day on which the meeting is held; (ii) the record date for action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the written consent is
          given; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day in which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

     Section 1.07   Voting.

     (a) Each stockholder of record, or such stockholder's duly authorized proxy or attorney-in-fact shall be entitled to one (1)
          vote for each share of voting stock standing registered in such stockholder's name on the books of the corporation on the record date.

     (b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on that record date (including pledged shares) shall be cast only by that individual or that individual's duly authorized proxy or attorney-
          in-fact/ With respect to shares held by a representative of the estate of a deceased stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof
          of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast in the name of the receiver
          provided that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the corporation with written notice and proof of such appointment.

     (c) With respect to shares standing in the name of a corporation on the record date, votes may be cast by such officer or agent as the bylaws of such corporation prescribe or, in the absence of an applicable bylaw provision, by such person as may be appointed by resolution of the Board of Directors of such corporation.
In the
          event that no person is appointed, such votes of the corporation may be cast by any person (including the officer making the authorization) authorized to do so by the Chairman of the Board of Directors, President, or any Vice-President of such corporation.

     (d) Notwithstanding anything to the contrary herein contained, no votes may be cast by shares owned by this corporation or its
          subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

     (e) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint
          tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons
          entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons
(including proxy
          holders) having the same fiduciary relationship with respect to the same shares, votes may be cast in the following manner:

       (1) If only one person votes, the vote of such person binds all.

       (2) If more than one person cast votes, the act of the majority so voting binds all.

       (3) If more than one person votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

     (f) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case in the election of directors.
If
          such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

     (g) If a quorum is present, the affirmative vote of the holders of a majority of the voting shares represented at the meeting and entitled to vote on the matter shall be the act of the stockholders, unless a vote of greater number by classes is
          required by the laws of the State of Nevada, the Articles of
          Incorporation or these Bylaws.

     Section 1.08   Quorum; Adjourned Meetings.

     (a) At any meeting of the stockholders, a majority of the issued and outstanding voting shares of the corporation represented in person or by proxy, shall constitute a quorum.

     (b) If less than a majority of the issued and outstanding voting shares are represented, a majority of shares so represented may adjourn from time to time at the meeting, until holders of the amount of stock required to constitute a quorum shall be in attendance. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called. When a stockholder's meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced to the meeting to which the adjournment is taken, unless the adjournment is for more than ten (10) days in which event notice thereof shall be given.

     Section 1.09 Proxies. At any meeting of stockholders, any holder of shares entitled to vote may authorize another person or persons to vote by proxy with respect to the shares held by an instrument in writing and subscribed to by the holder of such shares entitled to vote. No proxy shall be valid after the expiration of six (6) months from or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven
(7) years from the date of its execution. Every proxy shall continue in full force and effect until expiration or revocation. Revocation may be effected by filing an instrument revoking the same or a duly executed proxy bearing a later date with the secretary of the corporation.

     Section   1.10     Order  of  Business.    At   the   annual
stockholder's meeting, the regular order of business shall be as follows:
          1. Determination of stockholders present and existence of quorum;
          2. Reading and approval of the minutes of the previous meeting or meetings;
          3. Reports of the Board of Directors, the president, treasurer and secretary of the corporation, in the order named;
          4.   Reports of committees;
          5.   Election of directors;
          6.   Unfinished business;
          7.   New business; and
          8.   Adjournment.

     Section 1.11 Absentees' Consent to Meetings. Transactions of any meetings of the stockholders are valid as though had at a meeting duly held after regular call and notice of a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to consideration of matters not included in the notice which are legally required to be included there), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except that when the person objects at the beginning of the meeting is not lawfully called or convened and except that attendance at the meeting is not a waiver of any right to object to consideration of matters not included in the notice is such objection is expressly made at the beginning. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waive of notice, except as otherwise provided in section 1.04(b) of these bylaws.

     Section 1.12 Action Without Meeting. Any action, except the election of directors, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if consented to by the holders of a majority of the shares entitled to vote or such greater proportion as may be required by the laws of the State of Nevada, the Articles of Incorporation, or these Bylaws. Whenever action is taken by written consent, a meeting of stockholders need not be called or noticed.

     Section 1.13 Telephonic Messages. Meeting of the stockholders may be held through the use of conference telephone or similar communications equipment as long as all members participating in such meeting can hear one another at the time of such meeting. Participation in such meeting constitutes presence in person at such meeting.

                            ARTICLE II

                            DIRECTORS

     Section 2.01 Number, Tenure, and Qualification. Except as otherwise provided herein, the Board of Directors of the corporation shall consist of at least Two (2) and no more than Seven (7) persons, who shall be elected at the annual meeting of the stockholders of the corporation and who shall hold office or one (1) year or until his or her successor or successors are
elected  and  qualify.   If,  at any  time,  the  number  of  the
stockholders of the corporation is less than fifty (50), the Board of Directors may consist of one person, but shall not be less than the number of stockholders. A director need not be a stockholder of the corporation.

     Section 2.02 Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the president or the secretary of the corporation, unless the notice specified at a later time for effectiveness of such resignation. If the Board of Directors accepts the resignation of a director tendered o take effect at a future date, the Board of Directors or the stockholders may elect a successor to take office when the resignation becomes effective.

     Section 2.03 Change in Number. Subject to the limitations of the laws of the State of Nevada, the Articles of Incorporation or Section 2.01 of these Bylaws, the number of directors may be changed from time to time by resolution adopted by the Board of Directors.

     Section 2.04 Reduction in Number. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     Section 2.05   Removal.

     (a) The Board of Directors of the corporation, by majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony.

     (b) Any director may be removed from office, with or without cause, by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding voting capital stock of the corporation.

     Section 2.06   Vacancies.

     (a) A vacancy in the Board of Directors because of death, resignation, removal, change in the number of directors,
or
          otherwise may be filled by the stockholders at any regular or special meeting or any adjourned meeting thereof (but not by written consent) or the remaining director(s) of the affirmative vote of a majority thereof. Each successor so elected shall hold office until the next annual meeting of stockholders or until a successor shall have been duly elected and qualified.

     (b) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares entitled to vote may call a special meeting of the stockholders to be held to elect the entire Board of Directors. The term of office of any director shall terminate upon the election of a successor.

     Section 2.07 Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual meeting of the stockholders, the Board of Directors, including directors newly elected, shall hold its annual meeting without notice other than the provision to elect officers of the corporation and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding additional regular meetings.

     Section  2.08    Special Meetings.  Special meeting  of  the
Board of Directors may be called by the Chairman and shall be called by the Chairman upon request of any two (2) directors or the president of the corporation.

     Section 2.09 Place of Meetings. Any meeting of the directors of the corporation may be held at the corporation's principal office in the State of Nevada or at such other place in or out of the United States as the Board of Directors may
designate. A waiver of notice signed by the directors may designate any place for holding of such meeting.

     Section 2.10 Notice of Meetings. Except as otherwise provided in Section 2.07, the Chairman shall deliver to all directors written or printed notice of any special meeting, at least 48 hours before the time of such meeting, by delivery of such notice personally or mailing such notice first class mail or by telegram. If mailed, the notice shall be deemed delivered two
(2) business days following the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice o such a meeting, and the attendance of a director at such a meeting shall constitute a waiver of notice of such meeting, unless such attendance is for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened.

     Section 2.11   Quorum; adjourned Meetings.

     (a) A majority of the Board of Directors in office shall constitute a quorum.

     (b) At any meeting of the Board of Directors where a quorum is present, a majority of those present may adjourn, from time to
          time, until a quorum is present, and no notice of such adjournment shall be required.At any adjourned meeting where a
          quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

     Section 2.12 Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all of the members of the Board of Directors or of such committee. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors or committee. Such action by written consent shall have the same force and effect as the unanimous vote of the Board of Directors or committee.

     Section 2.13 Telephonic Meetings. Meetings of the Board of Directors may be held through the use of a conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another at the time of such meeting. Participation in such a meeting constitutes presence in person at such meeting. Each person participating in the meeting shall sign the minutes thereof which may be in counterparts.

     Section 2.14 Board Decisions. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.15   Powers and Duties.

     (a) Except as otherwise provided in the Articles of Incorporation or the laws of the State of Nevada, the
Board of
          Directors is invested with complete and unrestrained authority to manage the affairs of the corporation, and is authorized to exercise for such purpose as the general agent of the corporation, its entire corporate authority in such a manner as
          it sees fit. The Board of Directors may delegate any of its authority to manage, control or conduct the current business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers including the power to subdelegate, and upon such terms as my be deemed fit.

     (b) The Board of Directors shall present to the stockholders at annual meetings of the stockholders, and when called for by a majority vote of the stockholders at a special meeting of the stockholders, a full and clear statement of the condition of the corporation, and shall, at request, furnish each of the stockholders with a true copy thereof.

     (c) The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly
          called for the purpose of considering any such contract or act, provide a quorum is preset. the contract or act shall be valid and binding upon the corporation and upon all stockholders thereof, if approved and ratified by the affirmative vote of a
          majority of the stockholders at such meeting.

     Section 2.16 Compensation. The directors shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board of Directors, and shall be entitle to receive such compensation for their services as directors as shall be determined form time to time by the Board of Directors of any committee thereof.

     Section 2.17   Board of Directors.

     (a) At its annual meeting, the Board of Directors shall elect, from among its members, a Chairman to preside at meetings of the
          Board of Directors. The Board of Directors may also elect such other board officers as it may, from time to time, determine advisable.

     (b) Any vacancy in any board office because of death, resignation, removal or otherwise may be filled b the
Board of
          Directors for the unexpired portion of the term of such office.

     Section 2.18 Order of Business. The order of business at any meeting of the Board of Directors shall be as follows:



          1. Determination of members present and existence of quorum;
          2. Reading and approval of minutes of any previous meeting or meetings;
          3.    Reports of officers and committeemen;
          4.    Election of officers (annual meeting);
          5.    Unfinished business;
          6.    New business; and
          7.    Adjournment.

                           ARTICLE III

                            OFFICERS

     Section 3.01 Election. The Board of Directors, at its first meeting following the annual meeting of shareholders, shall elect a President, a Secretary and a Treasurer to hold office for a term of one (1) year and until their successors are elected and qualified. Any person may hold two or more offices. The Board of Directors may, from time to time, by resolution, appoint one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and transfer agents of the corporation as it may deem advisable; prescribe their duties; and fix their compensation.

     Section 3.02 Removal ; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any office may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under contract to which the resigning officer is a party.

     Section 3.03 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired term or such office.

     Section 3.04 President. The President shall be deemed the general manager and executive officer of the corporation, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation. The President shall preside at all meetings of the stockholders and shall perform such other duties as shall be prescribed by the Board of Directors.

     Unless otherwise ordered by the Board of Directors, the President shall have the full power and authority on behalf of the corporation to attend and to act and to vote at meetings of the stockholders of any corporation in which the corporation may hold stock and, at such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on an person or persons in place of the President to represent the corporation for these purposes.

     Section 3.05 Vice President. The Board of Directors may elect one or more Vice Presidents who shall be vested with all the powers and perform all the duties of the President whenever the President is absent or unable to act, including the signing of the certificates of stock issued by the corporation, and the Vice President shall perform such other duties as shall be prescribed by the Board of Directors.

    Section 3.06 Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and the Board of Directors in books provide for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, may sign with the President in the name of the corporation all contracts authorized by the Board of Directors or appropriate committee, shall have the custody of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the Secretary. All corporate books kept by the Secretary shall be open for examination by any director at any reasonable time.

     Section 3.07 Assistant Secretary. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the corporation or by the Board of Directors.

     Section 3.08 Treasurer. The Treasurer shall be the chief financial officer of the corporation, subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the Treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all moneys to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments by the corporation. Unless otherwise specified by the Board of Directors, the Treasurer shall sign with the President all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the Treasurer. The Treasurer shall enter regularly in the books of the corporation, to be kept for that purpose, full and accurate accounts of all moneys received and paid on account of the corporation and, whenever required by the Board of Directors, the Treasurer shall render a statement of any or all accounts. The Treasurer shall at all reasonable times exhibit the books of account to any directors of the corporation and shall perform all acts incident to the position of the Treasurer subject to the control of the Board of Directors.

     The Treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of Treasurer and for restoration to the corporation, in the event of the Treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property belonging to the corporation. The expense of such bond shall be borne by the corporation.

     Section 3.09. Assistant Treasurer. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed by the Treasurer of the corporation or by the Board of Directors, and the Board of Directors may require the Assistant Treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of Assistant Treasurer, and for restoration to the corporation, in the event of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property belonging to the corporation. The expense of such bond shall be borne by the corporation.

                            ARTICLE IV

                          CAPITAL STOCK

     Section 4.01 Issuance. Shares of capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

     Section 4.02 Certificates. Ownership in the corporation shall be evidenced by certificates for shares of the stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation and shall be signed by the President or a Vice-President and also by the Secretary or an Assistant Secretary. Each certificate shall contain the then name of the record holder, the number, designation, if any, class or series of shares represented, a statement of summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement that the shares are assessable, if applicable. All certificates shall be consecutively numbered. The name, address and federal tax identification number of the stockholder, the number of shares, and the date of issue shall be entered on the stock transfer books of the corporation.

     Section 4.03 Surrender; Lost or Destroyed Certificates. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares hall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and if required by the Board of Directors, an indemnity bond in any amount and upon such terms as the Treasurer, or the Board of Directors, shall require. In no case shall the bond be in an amount less than twice the current market value of the stock and it shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

     Section 4.04 Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, including, without limitation, the merger or consolidation of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate for shares, the corporation shall issue an order for stockholders of record, to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate (s) ordered to be surrendered shall not be entitled to vote, receive dividends or exercise any other rights of stockholders until the holder has complied with the order, provided that such order operates to suspend such rights only after notice and until compliance.

     Section 4.05 Transfer of Shares. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer on the books of the corporation.

     Section 4.06 Transfer Agent. The Board of Directors may appoint one or more transfer agents and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent and such registrar of transfer.

     Section 4.07 Stock Transfer Books. The stock transfer books shall be closed for a period of at least ten (10) days prior to all meetings of the stockholders and shall be closed for the payment of dividends as provided in Article V hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable.


     Section 4.08 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

                            ARTICLE V

                            DIVIDENDS

     Section 5.01 Dividends. Dividends may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of the corporation stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in
Section 1.06 of these Bylaws, prior to the dividend payment for purpose of determining stockholders entitled to receive payment of any dividend. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten
(10) days prior to the payment date of such dividend.

                           ARTICLE VI

      OFFICES; RECORDS, REPORTS; SEAL AND FINANCIAL MATTERS

     Section 6.01 Principal Office. The principal office of the corporation is in the State of California at 4354 Madison Avenue, Sacramento, CA 95842. The Board of Directors may from time to time, by resolution, change the location of the principal office within the State of California. The corporation may also maintain an office or offices at such other place or places, either within or without the State of Nevada, as may be resolved, from time to time, by the Board of Directors.

     Section 6.02 Records. The stock transfer books and a certified copy of the Bylaws, Articles of Incorporation, any amendments thereto, and the minutes of the proceedings of stockholders, the Board of Directors, and Committees of the Board of Directors shall be kept at the principal office of the corporation for the inspection of all who have the right to see the same and for the transfer of stock. All other books of the corporation shall be kept at such places as may be prescribed by the Board of Directors.

     Section 6.03 Financial Report on Request. Any stockholder or stockholders holding at least five percent (5%) of the outstanding shares of any class of stock may make a written request for an income statement of the corporation for the three
(3) month, six (6) month or nine (9) month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period. In addition, if no annual report of the last fiscal year has been sent to stockholders, such stockholder or stockholders may make a request for a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months, and such copies shall be exhibited at all reasonable times to any stockholder demanding an examination of them or a copy shall be mailed to each stockholder. Upon request by any stockholder, there shall be mailed to the stockholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The financial statements referred to in this Section 6.03 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

     Section 6.04   Right of Inspection.

     (a) The accounting and records and minutes of proceedings of the stockholders and the Board of Directors shall be open to inspection upon the written demand of any stockholder
or
          holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder's interest as a stockholder or as the holder of such voting trust certificate. This right of inspection shall extend to the records of the subsidiaries, if any, of the corporation. Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     (b) Every director shall have the absolute right at any reasonable time to inspect and copy all books, records,
and
          documents of every kind and to inspect the physical properties of the corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     Section 6.05 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

     Section 6.06 Fiscal Year-End. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution by the Board of Directors.

     Section 6.07 Reserves. The Board of Directors may create, by resolution, out of the earned surplus of the corporation such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

     Section 6.08 Payments to Officers or Directors. Any payments made to an officer or director of the corporation, such as salary, commission, bonus, interest, rent or entertainment expense, which shall be disallowed by the Internal Revenue
Service in whole or in part as a deductible expense by the corporation, shall be reimbursed by such officer or director to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce repayment of each such amount disallowed. In lieu of direct reimbursement by such officer or director, the Board of Directors may withhold future compensation to such officer or director until the amount owed to the corporation has been recovered.

                           ARTICLE VII

                         INDEMNIFICATION

     Section 7.01 In General. Subject to Section 7.02, the corporation shall indemnify any director, officer, employee or agent of the corporation, or any person serving in any such capacity of any other entity or enterprise at the request of the corporation, against any and all legal expenses (including attorneys' fees), claims and/or liabilities arising out of any action, suit or proceeding, except an action by or in the right of the corporation.

    Section  7.02    Lack of Good Faith; Criminal Conduct.   The
corporation may, by shall not be required to, indemnify any person where such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

     Section 7.03 Successful Defense of Actions. The corporation shall reimburse or otherwise indemnify any director, officer, employee, or agent against legal expenses (including attorneys' fees) actually and reasonably incurred in connection with defense of any action, suit, or proceeding herein above referred to, to the extent such person is successful on the merits or otherwise.

     Section 7.04   Authorization.  Indemnification shall be made
by  the corporation only when authorized in the specific case and upon a determination that indemnification is proper by:

     (1)   The stockholders;

     (2) A majority vote of a quorum of the Board of Directors, consisting of directors who were not parties to the action, suit, or proceeding; or

     (3) Independent legal counsel in a written opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

     Section 7.05 Advancing Expenses. Expenses incurred in defending any action, suit, or proceeding may be paid by the corporation in advance of the final disposition, when authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under these provisions.

     Section 7.06 Continuing Indemnification. The indemnification provided by these Bylaws shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 7.07 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation in any capacity against any liability asserted.

                          ARTICLE VIII

                             BYLAWS

     Section 8.01 Amendment. These Bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such alteration, amendment or repeal be contained in the notice of such special meeting. These Bylaws may also be altered, amended, or repealed at a meeting of the stockholders at which a quorum is present by the affirmative vote of the holders of 51% of the capital stock of the corporation entitled to vote or by the consent of the stockholders in accordance with Section 1.12 of these Bylaws. The stockholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed amended, adopted or altered by the Board of Directors.


CERTIFICATION

          I, the undersigned, being the duly elected secretary of the corporation, do hereby certify that the foregoing Bylaws were adopted by the Board of Directors the 2nd day of August, 2000.

       /s/ Robert J. Tomlinson
           Robert J. Tomlinson, Secretary

CORPORATE SEAL